Contact:	Roger Penske	Jim Davidson	Tony Pordon

	Chairman 248-648-2400	Executive VP – Finance 201-325-3303	Vice President – Investor Relations 248-648-2540

		jdavidson@unitedauto.com	tpordon@unitedauto.com

UNITEDAUTO NET INCOME INCREASES 13%

Revenues Increase 14%; Gross Profit Increases 17%

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Earnings Per Share Rises to $0.49 Per Share
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BLOOMFIELD HILLS, MI, April 19, 2005 – United Auto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, today announced a 13.3% rise in first quarter net income and its 24th consecutive quarter of record results. Total revenue for the quarter increased 13.8% to $2.6 billion. The growth in revenue includes a 0.6% increase in same-store retail revenue highlighted by a 6.9% increase in service and parts and a 4.7% increase in finance and insurance. Same-store new and used vehicle retail revenues were essentially flat for the quarter. Net income increased to $22.9 million, or $0.49 per share, from $20.2 million, or $0.48 per share, in the prior year. Earnings per share reflects a 10.2% increase in weighted average shares outstanding.

Commenting on the Company’s results, Chairman Roger Penske said, “We are delighted with the performance of our business in the first quarter despite an overall difficult operating environment and challenging weather conditions in certain markets. UnitedAuto’s investments in new facilities and expanded service capacity at many locations contributed to a mix shift towards the higher margin service and parts business in the quarter. Specifically, our overall service and parts business comprised 10.9% of our revenue, an increase of 61 basis points over the first quarter of 2004.” Penske also said, “We have completed two acquisitions so far this year representing approximately $90 million in annual revenues. We expect to add approximately $300 — $500 million in net annual revenue through acquisitions this year.”

Commenting further Penske said, “In the second quarter, we expect the overall retail market to remain competitive. The Company is currently projecting earnings per share in the second quarter in the range of $0.65 to $0.70 based on an estimated average of 47.0 million shares outstanding. Based on our performance in the first quarter, we are raising our 2005 earnings estimate to $2.34 - $2.41 per share.”

UnitedAuto will host a conference call discussing financial results relating to first quarter 2005 on Tuesday, April 19, 2005 at 1:30 p.m. ET. To listen to the conference call, participants must dial (800) 611-1148 [International, please dial (612) 332-0345]. The call will also be simultaneously broadcast live over the Internet through the UnitedAuto website at www.unitedauto.com.

About UnitedAuto

UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 149 franchises in the United States and 100 franchises internationally, primarily in the United Kingdom. UnitedAuto dealerships sell new and used vehicles, and market a complete line of aftermarket automotive products and services. Statements in this press release involve forward-looking statements, including forward-looking statements regarding UnitedAuto’s future sales and earnings growth potential. Actual results may vary materially because of risks and uncertainties, including external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto’s business, markets, conditions and other uncertainties which could affect UnitedAuto’s future performance, which is contained in UnitedAuto’s Form 10-K for the year ended December 31, 2004 and its other filings with the Securities and Exchange Commission, and which is incorporated into this press release by reference. This press release speaks only as of its date and UnitedAuto disclaims any duty to update the information herein.

UNITED AUTO GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	First Quarter
	2005	2004
New Vehicles	$1,433,248	$1,267,287
Used Vehicles	566,894	508,696
Finance and Insurance	57,799	50,901
Service and Parts	278,519	230,820
Fleet	31,915	26,406
Wholesale	188,495	161,931

Total Revenues	2,556,870	2,246,041
Cost of Sales	2,168,894	1,914,060

Gross Profit	387,976	331,981
SG&A Expenses	315,048	265,691
Depreciation and Amortization	10,560	8,523

Operating Income	62,368	57,767
Floor Plan Interest Expense	(13,853)	(12,965)
Other Interest Expense	(11,481)	(10,765)

Income from Continuing Operations Before Minority Interests and Income Tax Provision	37,034	34,037
Minority Interests	(143)	(320)
Income Tax Provision	(13,668)	(13,211)

Income from Continuing Operations	23,223	20,506
Loss from Discontinued Operations, Net of Tax	(331)	(302)

Net Income	$22,892	$20,204

Income from Continuing Operations Per Diluted Share	$0.50	$0.48

Diluted EPS	$0.49	$0.48

Diluted Weighted Average Shares Outstanding	46,875	42,521

UNITED AUTO GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Thousands)
(Unaudited)

	3/31/05	12/31/04
Assets
Cash and Cash Equivalents	$18,148	$12,984
Accounts Receivable, Net	392,425	366,475
Inventories	1,381,527	1,275,293
Other Current Assets	56,658	44,330

Total Current Assets	1,848,758	1,699,082
Property and Equipment, Net	415,056	411,748
Intangibles	1,248,399	1,231,311
Other Assets	55,418	86,956
Assets of Discontinued Operations	98,832	103,704

Total Assets	$3,666,463	$3,532,801

Liabilities and Stockholders’ Equity
Floor Plan Notes Payable	$1,279,413	$1,218,837
Accounts Payable and Accrued Expenses	447,869	406,497
Current Portion Long-Term Debt	3,577	11,367

Total Current Liabilities	1,730,859	1,636,701
Long-Term Debt	603,793	574,970
Other Long-Term Liabilities	180,160	179,104
Liabilities of Discontinued Operations	62,196	66,991

Total Liabilities	2,577,008	2,457,766
Stockholders’ Equity	1,089,455	1,075,035

Total Liabilities and Stockholders’ Equity	$3,666,463	$3,532,801

UNITED AUTO GROUP, INC.
Selected Data

	First Quarter
	2005	2004
Units
New Retail Units	43,760	39,919
Used Retail Units	22,730	21,381

Total Retail Units	66,490	61,300

Same-Store Retail Revenue
New Vehicles	$1,248,645	$1,252,414
Used Vehicles	498,257	501,008
Finance and Insurance	52,989	50,613
Service and Parts	242,419	226,737

Total Same-Store Retail Revenue	$2,042,310	$2,030,772

Same-Store Retail Revenue Growth
New Vehicles	(0.3%)	12.1%
Used Vehicles	(0.5%)	7.9%
Finance and Insurance	4.7%	7.0%
Service and Parts	6.9%	16.5%
Revenue Mix
New Vehicles	56.1%	56.4%
Used Vehicles	22.2%	22.6%
Finance and Insurance	2.3%	2.3%
Service and Parts	10.9%	10.3%
Fleet	1.1%	1.2%
Wholesale	7.4%	7.2%
Retail Gross Margin — by Product
New Vehicles	8.8%	8.6%
Used Vehicles	9.3%	9.0%
Finance and Insurance	100.0%	100.0%
Service and Parts	54.1%	54.2%
Gross Profit per Transaction
New Vehicles	$2,867	$2,736
Used Vehicles	2,329	2,129
Finance and Insurance	869	830

UNITED AUTO GROUP, INC.
Selected Data (Continued)

	First Quarter
	2005	2004

Brand Mix:
Toyota/Lexus	21%	23%
BMW	14%	15%
Honda/Acura	13%	10%
Mercedes	9%	11%
Ford Premier Group	8%	10%
Audi	7%	4%
General Motors	7%	8%
Ford	5%	4%
Nissan/Infiniti	4%	3%
Chrysler	3%	4%
Other	9%	8%
Debt to Total Capital Ratio	36%	35%
Adjusted EBITDA (a)	$59,075	$53,325
Rent Expense	$29,231	$22,649

(a)	Adjusted EBITDA is defined as income from continuing operations before minority interests, income tax provision, other interest expense, depreciation and amortization. While Adjusted EBITDA should not be construed as a substitute for income from continuing operations or as a better measure of liquidity than cash flows from operating activities, each of which is determined in accordance with U.S. GAAP, it is included in this press release to provide additional information regarding the amount of cash our business is generating. This measure may not be comparable to similarly titled measures reported by other companies. Following is a reconciliation of income from continuing operations before minority interests and income tax provision and Adjusted EBITDA:

	First Quarter
	2005	2004
Income from continuing operations before minority interests and income tax provision	$37.0	$34.0
Other interest expense	11.5	10.8
Depreciation and amortization	10.6	8.5

Adjusted EBITDA	$59.1	$53.3